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                                                                 EXHIBIT 99 (17)

                               POWER OF ATTORNEY

     Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors of Schlumberger Limited (the "Corporation"), a Netherlands Antilles corporation, hereby appoints James
L. Gunderson, Maarten R. Scholten and Ellen S. Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to do all acts and things whatsoever and to give such undertakings and perform such obligations which the attorney may consider necessary or desirable in connection with:

(i) the issue of any document (including, without limitation, any offer document, the Schedule TO and any and all amendments thereto to be filed with the Securities and Exchange Commission) relating to or in connection with the proposed acquisition by the Corporation by way of an offer to be made by or on behalf of the Corporation for the whole of the share capital of the company named "Sema plc"; and

(ii) any matter incidental to any of the matters raised in paragraph (i) above and, in particular, but without prejudice to the generality of the foregoing, the attorney may approve, execute, complete and deliver all instruments, agreements, letters, consents, applications, advertisements, announcements or any other documents whatsover including, without limitation, to authorise on the Director's behalf the issue, publication and distribution of any document which has been approved by, or pursuant to, a resolution by the Board of Directors of the Corporation (or any committee of the Board) including a responsibility statement in respect of the truth, accuracy and completeness of the information contained in any such document.


/s/ Don E Ackerman                            /s/ William T. McCormick, Jr.
----------------------------------            ----------------------------------
Don Ackerman                                  William T. McCormick, Jr.
Director                                      Director

/s/ D. Euan Baird                             /s/ Didier Primat
----------------------------------            ----------------------------------
D. Euan Baird                                 Didier Primat
Director                                      Director
Chairman, President
and Chief Executive Officer

/s/ John Deutch                               /s/ Nicholas Seydoux
----------------------------------            ----------------------------------
John Deutch                                   Nicholas Seydoux
Director                                      Director

/s/ Victor E. Grijaiva                        /s/ Linda G Stuntz
----------------------------------            ----------------------------------
Victor E. Grijaiva                            Linda G Stuntz
Director                                      Director
Vice Chairman

/s/ Denys Henderson                           /s/ Sven Ullring
----------------------------------            ----------------------------------
Denys Henderson                               Sven Ullring
Director                                      Director

/s/ Andre Levy-Lang                           /s/ Yoshihiko Wakumoto
----------------------------------            ----------------------------------
Andre Levy-Lang                               Yoshihiko Wakumoto
Director                                      Director

Date:  February 15, 2001
     ----------------------

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                               POWER OF ATTORNEY

A POWER OF ATTORNEY made on 16/th/ February 2001 by Schlumberger Investments a company incorporated in England and Wales (Company Number 4157867).

Definitions

I.      In this Deed:

the singular includes the plural and vice versa;

Attorney means any of the persons named in Clause 2;

Director's Certificate means any director's certificate substantially in accordance with the provisions of the Facilities Agreement;

Drawdown Notice means a notice in the form set out in the Facilities Agreement;

Facilities Agreement means the facilities agreement to be entered into between, inter alia, the Company, Schlumberger Limited, Schlumberger PLC, Schlumberger Industries S.A., JP Morgan Plc and the lenders named therein to be dated in February 2001 in relation to facilities of up to US$3,000,000,000;

Financing Documents means the Facilities Agreement and the Director's
Certificate;

SISA means Schlumberger Industries S.A.

Schlumberger Limited means Schlumberger Limited, a company incorporated in the Netherlands Antilles;

Schlumberger PLC means Schlumberger Public Limited Company, a company incorporated in England with company number 01332348;

Transaction means the offer by Schlumberger Investments for, and the purchase by Schlumberger Investments of, the whole of the ordinary share capital of Sema Plc not already owned by, Schlumberger Investments, SISA or any member of the Schlumberger group and the provision of financing for such purchase.

Appointment

2.      By this Deed the Company appoints each of the following persons:

(a)     Philippe Petre;

(b)     Ellen Summer;

(c)     Roland Ewubare;

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(d)  Anna Hrayssi; and

(e)  Gilles Corbel

individually, as its true and lawful attorney on its behalf and in its name or otherwise:

(a) to do all the actions that, in the judgement of the Attorney, it is necessary or advisable to perform in order that the Company may enter into the Financing Documents and any documents to be entered by the Company associated with the Transaction;

(b) to negotiate, amend (including amendments of substance such as, but not limited to, the amount of the facilities under the Facilities Agreement) in such manner as the Attorney shall think fit, sign, execute under hand or seal or as a deed and deliver on behalf of the Company the Financing Documents and any documents to be entered by the Company associated with the Transaction (including, without limitation, any Schedule TO to be filed with the Securities and Exchange Commission); and

(c) to negotiate, sign, execute, issue and deliver on behalf of the Company any document, undertaking, statement, certificate, notice, instrument or other communication whatsoever including without limitation any Drawdown Notice (whether under hand or seal or as a deed and with all such amendments as the Attorney shall consider appropriate) that is required in the opinion of the Attorney to be negotiated, signed, executed, issued or delivered by the Company in connection with the Financing Documents or in connection with the Transaction.

Irrevocability

3. The appointment contained in Clause 2 shall in all circumstances remain in force and be irrevocable until 31/st/ January 2002, but shall be of no further effect after that date.

Acts of the Attorney

4. In favour of an Attorney his agent or a person dealing with either of them and the successors and assigns of such a person, all acts done and documents executed or signed by the Attorney or agent on or before the date specified in Clause 3 in the purported exercise of any power conferred by this Deed shall for all purposes be valid and binding on the Company and its successors and assigns.

Indemnity

5.1 The Company irrevocably and unconditionally undertakes to indemnify each Attorney and each of his agents and their respective estates against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, on or before the date specified in Clause 3, of any of the powers conferred by this Deed and notwithstanding that they may have arisen as a result of a lack of care on the part of the Attorney or agent.

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5.2  The provisions of this Clause shal1 continue in force after the date specified in Clause 3.

Execution in Counterpart

6. This Deed may be executed in two counterparts and by each signatory on a separate counterpart, each of which shall be an original, but both of which together shall constitute one and the same Deed.

Governing Law

7. This Deed is governed by English law and shall be construed in accordance with the laws of England.


EXECUTED and DELIVERED  )
as a DEED by            )
SCHLUMBERGER INVESTMENTS)

Acting by


Director

/S/ James L. Gunderson
Director/Secretary

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